Exhibit 13.1

Annual Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States of America Code), each of the undersigned officers of Grupo Simec, S.A.B. de C.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F/A for the year ended December 31, 2024 of the Company, as filed with the Securities and Exchange Commission on May 15, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 1, 2025

/s/ Sergio Vigil González
Sergio Vigil González
Chief Executive Officer

/s/ Mario Moreno Cortez
Mario Moreno Cortez
Finance Coordinator